Third Quarter 2023 Earnings Conference Call Teleflex Incorporated Exhibit 99.2

2 The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on Investors) An audio replay of the call will be available beginning at 11:00 am Eastern Time on November 2, 2023 either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 647 362 9199 (all other locations). The confirmation code is 87648. Conference Call Logistics

3 Today’s Speakers Liam Kelly Chairman, President and CEO Lawrence Keusch VP, Investor Relations and Strategy Development Thomas Powell Executive VP and CFO

4 This presentation contains forward-looking statements, including, but not limited to our expectations that we will be able to leverage our urologist call point with respect to the Palette business and that the Palette business will provide us with access to radiation oncologists; estimates with respect to the number of new cases of prostate cancer that will be diagnosed in the United States in 2023; our estimates with respect to the financial performance of Palette, including forecasted 2023 sales and expected 2024 sales growth; expected impacts of the Palette acquisition on our financial results, including with respect to our adjusted gross and operating margins and adjusted earnings per share; our forecasted 2023 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, our estimates with respect to the items expected to impact those forecasted results; our expectation that our performance for the third quarter of 2023 and the stable to improving macro environment keep us well-positioned to deliver on our 2023 financial guidance; our expectation that Palette will meaningfully contribute to our growth and enhance our adjusted margins in the coming years; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Forward-Looking Statements Note on Non-GAAP Financial Measures Additional Notes This document contains certain highlights with respect to our third quarter 2023 and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended October 1, 2023 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended October 1, 2023 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation.

5 Liam Kelly - Chairman, President and CEO Executive Overview

6 Q3'23 Highlights ◦ Q3'23 constant currency revenue grew 7.4% year-over-year ◦ Q3'23 adjusted gross margin of 59.4% and adjusted operating margin of 27.2% ◦ Q3'23 adjusted EPS of $3.64, an 11.3% increase year-over-year Q3 Performance Summary 2023 Financial Guidance Note: See tables appearing in this presentation and the appendices hereto for reconciliations of non-GAAP financial information. ◦ Increased 2023 constant currency revenue growth guidance to 6.40% to 6.60% ◦ Narrowed 2023 adjusted earnings per share guidance to $13.30 to $13.50

7 Q3'23 Segment Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions October 1, 2023 September 25, 2022 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $428.2 $405.1 5.7% 0.2% 5.5% EMEA $142.7 $128.4 11.1% 7.1% 4.0% Asia $93.2 $82.0 13.6% (3.5)% 17.1% OEM $82.3 $71.3 15.5% 1.5% 14.0% Consolidated $746.4 $686.8 8.7% 1.3% 7.4%

8 Q3'23 Global Product Category Revenue Review Three Months Ended % Increase/ Decrease Dollars in Millions October 1, 2023 September 25, 2022 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $169.9 $167.1 1.7% 1.4% 0.3% Interventional $134.1 $108.7 23.3% 0.9% 22.4% Anesthesia $97.6 $97.6 —% 1.3% (1.3)% Surgical $112.8 $93.1 21.1% 0.5% 20.6% Interventional Urology $73.6 $79.0 (6.8)% —% (6.8)% OEM $82.3 $71.3 15.5% 1.5% 14.0% Other(1) $76.1 $69.9 8.8% 3.5% 5.3% Consolidated $746.4 $686.8 8.7% 1.3% 7.4% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). (1) Includes revenues generated from the Company’s respiratory and urology products (other than interventional urology products), and products sold to Medline pursuant to the manufacturing and supply transition agreement executed in June of 2021.

9 Acquisition of Palette Life Sciences AB • $600 million cash upfront payment • $50 million in contingent consideration payments upon the achievement of certain commercial milestones • Acquisition closed October 10, 2023 CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. TRANSACTION DETAILS

10 Acquisition of Palette Life Sciences AB Expands interventional urology portfolio into adjunctive therapy for prostate cancer • Barrigel™ Hyaluronic Acid Rectal Spacer is easily sculpted, highly visible on transrectal ultrasound (TRUS), biodegradable, reversible, and offers one-step assembly in all sites of service • Barrigel™ Spacer is the only hyaluronic acid rectal spacer on the market • It is estimated that there will be 288,000 new cases of prostate cancer diagnosed in the United States in 20231 • Leverages urologist call point established with the UroLift™ System, and opens up access to radiation oncologists CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. 1. Statistics for Prostate Cancer. 2023. American Cancer Society. KEY TAKEAWAYS

11 Clinical and Commercial Updates Expanding Structural Heart portfolio • In the final stages of completion for the commercial launch for the Wattson™ Temporary Pacing Guidewire (“TPG”) • The Wattson™ TPG is a unique bipolar guidewire used specifically for TAVR and BAV procedures • Wattson™ TPG is engineered to help reduce the risk of ventricular perforation while providing confidence in capture during rapid pacing • As a dual delivery guidewire and pacing wire, Wattson™ TPG will complement our expanding structural heart portfolio, which already includes the MANTA™ Vascular Closure Device for large bore femoral arterial access site closure and the Langston™ Dual-Lumen Catheter for contrast delivery and pressure measurements across the aortic valve CAUTION: Federal (USA) law restricts these devices to sale or use by or on the order of a physician. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. PRODUCT LAUNCH

12 Thomas Powell - Executive VP and CFO Financial Overview

13 Q3'23 Financial Review ◦ GAAP gross margin of 55.8% vs. 54.4% in the prior year period ◦ Adjusted gross margin of 59.4%, up 70 bps year-over-year ◦ GAAP operating margin of 22.1% vs. 19.3% in prior year period ◦ Adjusted operating margin of 27.2%, up 30 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 8.0% vs. 14.5% in prior year period ◦ Adjusted tax rate of 8.0% vs. 9.8% in prior year period Effective tax rate ◦ GAAP EPS of $2.91 vs. $2.16 in prior year period ◦ Adjusted EPS of $3.64, up 11.3% year-over-year Earnings per share ◦ Revenue increased 8.7% year-over-year on a GAAP basis ◦ Revenue increased 7.4% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information.

14 Acquisition of Palette Life Sciences AB • On a standalone basis, Palette is expected to generate net sales of $56 million in 2023. For 2024, the acquired business is expected to deliver a high-teens to low 20% revenue growth profile. • Acquisition will be immediately accretive to adjusted gross margin and will enhance adjusted operating margin in the near term • Transaction is expected to be dilutive to the Company’s adjusted earnings per share (excluding non-recurring purchase accounting items and other acquisition and integration related costs) in 2023 and 2024 by approximately $0.25 and $0.35, respectively • Beginning in fiscal year 2025, and thereafter, the Company expects the acquisition to be increasingly accretive to adjusted earnings per share (excluding non-recurring purchase accounting items and other acquisition and integration related costs) FINANCIAL GUIDANCE

15 2023 Financial Guidance Summary 2023 Guidance Low High GAAP Revenue Growth 6.25% 6.45% Impact of Foreign Exchange Rate Fluctuations (0.15)% (0.15)% Constant Currency Revenue Growth 6.40% 6.60% Adjusted Gross Margin 59.25% 59.75% Adjusted Operating Margin 26.25% 26.50% Adjusted EPS $13.30 $13.50 Adjusted EPS % Growth 1.8% 3.4% Note: See appendices for reconciliations of non-GAAP information Note: See appendices for reconciliations of non-GAAP financial information.

16 Key Takeaways Our diversified portfolio and global footprint drove durable growth in the third quarter. Our execution remains strong, we are launching new products, and our margins remain healthy. The solid third quarter performance and stable to improving macro environment keeps us well-positioned to deliver on our financial guidance for 2023. We believe that Palette Life Sciences AB will be a meaningful contributor to our growth and enhance adjusted margins in the coming years.

17 17 17 Thank You Teleflex, the Teleflex logo, are trademarks or registered trademarks of Teleflex Incorporated or its affiliates, in the U.S. and/or other countries. © 2023 Teleflex Incorporated. All rights reserved. MCI-2021-0563.

18 Appendices

19 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: ◦ Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. ◦ Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) pension termination and related charges; (vi) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (vii) intangible amortization expense; and (viii) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. ◦ Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impacts of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable. ◦ Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) pension termination and related charges; (vi) intangible amortization expense; and (vii) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. ◦ Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in the reconciliation tables appearing in Appendices A1, A2, A3, and A4, as applicable; (iv) costs incurred in connection with our implementation of a new global ERP solution and related IT transition costs; (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (vi) intangible amortization expense; and (vii) tax adjustments.

20 Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental costs. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

21 Non-GAAP Adjustments European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Appendix A1 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended October 1, 2023

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.8%	28.6%	5.0%	22.1%	$149.6	$11.9	8.0%	$2.91
Adjustments								
Restructuring, restructuring related and impairment items (A)	0.5	—	—	0.6	4.7	0.7		0.08
Acquisition, integration and divestiture related items (B)	—	2.0	—	(2.0)	(14.8)	0.2		(0.32)
ERP Implementation	—	—	—	—	0.3	0.1		0.00
MDR	—	—	(0.8)	0.8	5.7	—		0.12
Intangible amortization expense	3.1	(2.6)	—	5.7	41.6	2.1		0.85
Tax adjustments	—	—	—	—	—	—		—
Adjustments total	3.6	(0.6)	(0.8)	5.1	37.5	3.1		0.73
Adjusted basis	**59.4%**	**28.0%**	**4.2%**	**27.2%**	**$187.1**	**$15.0**	**8.0%**	**$3.64**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

Appendix A2 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended September 25, 2022

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.4%	30.5%	5.5%	19.3%	$119.2	$17.3	14.5%	$2.16
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.0	—	—	1.1	7.5	0.5		0.15
Acquisition, integration and divestiture related items (B)	—	(0.2)	—	(0.8)	(5.2)	(1.4)		(0.08)
ERP Implementation	—	—	—	—	—	—		—
MDR	—	—	(1.3)	1.3	8.8	—		0.19
Intangible amortization expense	3.3	(2.6)	—	6.0	40.9	1.5		0.83
Tax adjustments	—	—	—	—	—	(1.1)		0.02
Adjustments total	4.3	(2.8)	(1.3)	7.6	52.0	(0.5)		1.11
Adjusted basis	**58.7%**	**27.7%**	**4.2%**	**26.9%**	**$171.2**	**$16.8**	**9.8%**	**$3.27**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

Appendix A3 *– Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)*

Nine Months Ended October 1, 2023

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.4%	5.4%	19.3%	$374.0	$47.7	12.7%	$6.90
Adjustments								
Restructuring, restructuring related and impairment items (A)	0.9	—	(0.1)	1.3	27.5	4.2		0.49
Acquisition, integration and divestiture related items (B)	—	0.9	—	(0.9)	(19.3)	0.3		(0.41)
ERP Implementation	—	(0.1)	—	0.1	2.8	0.7		0.05
MDR	—	—	(1.1)	1.1	23.6	—		0.50
Intangible amortization expense	3.2	(2.6)	—	5.6	125.3	6.2		2.51
Tax adjustments	—	—	—	—	—	(4.8)		0.10
Adjustments total	4.1	(1.8)	(1.2)	7.2	159.9	6.6		3.24
Adjusted basis	**59.3%**	**28.6%**	**4.2%**	**26.5%**	**$533.9**	**$54.3**	**10.2%**	**$10.14**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

Appendix A4 – Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Nine Months Ended September 25, 2022

	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.5%	31.0%	5.5%	18.3%	$336.5	$51.7	15.4%	$6.02
Adjustments								
Restructuring, restructuring related and impairment items (A)	1.1	—	—	1.2	25.3	2.3		0.49
Acquisition, integration and divestiture related items (B)	—	(0.1)	—	(0.2)	(4.5)	(1.4)		(0.07)
ERP Implementation	—	—	—	—	—	—		—
MDR	—	—	(1.5)	1.4	29.4	—		0.62
Intangible amortization expense	3.3	(2.7)	—	6.0	122.0	4.6		2.48
Tax adjustments	—	—	—	—	—	—		0.00
Adjustments total	4.4	(2.8)	(1.5)	8.4	172.2	5.5		3.52
Adjusted basis	**58.9%**	**28.2%**	**4.0%**	**26.7%**	**$508.7**	**$57.2**	**11.2%**	**$9.54**

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues. (2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. Totals may not sum due to rounding.

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Teleflex®

26 Appendix A tickmarks (A) Restructuring, restructuring related and impairment items – For the three months ended October 1, 2023, pre-tax restructuring charges were $0.2 million and restructuring related charges were $4.5 million. For the three months ended September 25, 2022, pre-tax restructuring charges were $0.6 million and restructuring related charges were $6.9 million. For the nine months ended October 1, 2023, pre-tax restructuring charges were $4.0 million and restructuring related charges were $23.6 million. For the nine months ended September 25, 2022, pre-tax restructuring charges were $1.5 million; restructuring related charges were $22.4 million, and impairment charges were $1.5 million. (B) Acquisition, integration and divestiture related items – For the three months ended October 1, 2023, these credits and charges primarily related to a credit recognized due to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration and charges associated with the acquisition of Palette Life Sciences AB. For the three months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. and the gain related to a sale of a building. For the nine months ended October 1, 2023, these credits and charges primarily related to a credit recognized due to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration and charges associated with the acquisition of Palette Life Sciences AB. For the nine months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc., the divestiture of respiratory assets, and the gain related to a sale of a building.

27 Appendix B - 2023 Adj. Gross and Operating Margin Guidance Reconciliation Low High Forecasted GAAP Gross Margin 55.30% 55.80% Estimated restructuring, restructuring related and impairment items 0.85% 0.85% Estimated acquisition, integration, and divestiture related items —% —% Estimated intangible amortization expense 3.10% 3.10% Forecasted Adjusted Gross Margin 59.25% 59.75% Low High Forecasted GAAP Operating Margin 16.88% 17.13% Estimated restructuring, restructuring related and impairment items 1.14% 1.14% Estimated acquisition, integration, and divestiture related items (0.32)% (0.32)% Estimated other items 0.01% 0.01% Pension termination and related charges 1.66% 1.66% Estimated ERP implementation 0.10% 0.10% Estimated MDR 0.95% 0.95% Estimated intangible amortization expense 5.83% 5.83% Forecasted Adjusted Operating Margin 26.25% 26.50%

28 Appendix C – Reconciliation of 2023 Adjusted Earnings Per Share Guidance Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $7.95 $8.15 Estimated restructuring, restructuring related and impairment items, net of tax $0.61 $0.61 Estimated acquisition, integration, and divestiture related items, net of tax -$0.29 -$0.29 Estimated other items, net of tax $0.11 $0.11 Pension termination and related charges, net of tax $0.80 $0.80 Estimated ERP implementation, net of tax $0.05 $0.05 Estimated MDR, net of tax $0.60 $0.60 Estimated intangible amortization expense, net of tax $3.47 $3.47 Forecasted Adjusted Diluted Earnings Per Share from continuing operations, net of tax $13.30 $13.50

29 2023 Segment Revenue Review Nine Months Ended % Increase/ Decrease Dollars in Millions October 1, 2023 September 25, 2022 Reported Revenue Growth Currency Impact Constant Currency Growth Americas $1,264.7 $1,195.7 5.8% —% 5.8% EMEA $433.9 $410.5 5.7% 0.8% 4.9% Asia $258.6 $227.8 13.5% (5.9)% 19.4% OEM $243.4 $199.0 22.4% 0.5% 21.9% Consolidated $2,200.6 $2,033.0 8.2% (0.5)% 8.7%

30 2023 Global Product Category Revenue Review Nine Months Ended % Increase/ Decrease Dollars in Millions October 1, 2023 September 25, 2022 Reported Revenue Growth Currency Impact Constant Currency Growth Vascular Access $521.3 $497.2 4.9% (0.4)% 5.3% Interventional $375.8 $319.9 17.5% (0.6)% 18.1% Anesthesia $291.8 $289.2 0.9% (0.3)% 1.2% Surgical $317.8 $282.5 12.5% (1.6)% 14.1% Interventional Urology $226.8 $233.7 (2.9)% (0.1)% (2.8)% OEM $243.4 $199.0 22.4% 0.5% 21.9% Other $223.7 $211.5 5.7% 0.2% 5.5% Consolidated $2,200.6 $2,033.0 8.2% (0.5)% 8.7% ◦ 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products).

31 2023 Financial Review - Nine Months Ended October 1, 2023 ◦ GAAP gross margin of 55.2% vs. 54.5% in the prior year period ◦ Adjusted gross margin of 59.3%, up 40 bps year-over-year ◦ GAAP operating margin of 19.3% vs. 18.3% in prior year period ◦ Adjusted operating margin of 26.5%, down 20 bps year-over-year Gross margin Operating margin Global revenue growth ◦ GAAP tax rate of 12.7% vs. 15.4% in prior year period ◦ Adjusted tax rate of 10.2% vs. 11.2% in prior year period Effective tax rate ◦ GAAP EPS of $6.90 vs. $6.02 in prior year period ◦ Adjusted EPS of $10.14, up 6.3% year-over-year Earnings per share ◦ Revenue increased 8.2% year-over-year on a GAAP basis ◦ Revenue increased 8.7% year-over-year on a constant currency basis Note: See appendices for reconciliations of non-GAAP financial information.